Calculation of Filing Fee Tables
S-8
ASGN Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share to be issued under the 2012 Employment Inducement Incentive Award Plan, as amended and restated	Other	225,000	$ 42.76	$ 9,621,000.00	0.0001381	$ 1,328.66
Total Offering Amounts:						$ 9,621,000.00		$ 1,328.66
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,328.66
Offering Note
[1]	In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrants 2012 Employment Inducement Incentive Award Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. The Third Amendment to the Second Amended and Restated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan (the "Plan"), authorizes the issuance of a maximum of 1,910,861 shares of common stock, of which 225,000 shares are being registered hereunder and 1,685,861 shares have been registered previously. In the event of a stock split, stock dividend or other transaction involving ASGN Incorporated's common stock, the number of shares registered hereby shall automatically be increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"). Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices per share of Common Stock as reported on The New York Stock Exchange on February 23, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A